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                                                                   EXHIBIT 10.50



PROMISSORY NOTE


$500,000                                                           April 6, 2001
                                                     San Carlos, California, USA



            FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Liberate Technologies, Inc. ("Liberate") at its principal executive offices the principal sum of five hundred thousand dollars (US$500,000), together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

            1. TERM AND AMORTIZATION. The principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable at the close of business on the second anniversary of the date of this Note. The entire principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable 60 days after the Borrower's employment with Liberate terminates.

            2. RATE OF INTEREST. Interest shall accrue under this Note on any unpaid principal balance at the rate of 5.9% per annum, compounded annually.

            3. PREPAYMENT. Prepayment of principal and interest may be made at any time, without penalty.

            4. NOTE DUE AND PAYABLE. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable upon:

            (a) The failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than 30 days; or

            (b) The insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 90 days or more.

            (c) The mortgagee of the first ranking mortgage referred to in paragraph 5 below taking action against the Borrower or the registered proprietor under such mortgage.

            5. SECURITY. The principal paid under this note will be deposited in Account [****], under the name of Donald Fitzpatrick, with Macquarie Cash Management Trust, administered by Macquarie Investment Management Ltd, a division of the Macquarie Bank in Australia. That account will require the approval of both parties before funds (whether principal or interest) are disbursed. The Borrower shall be entitled to any interest that accrues on


[****] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.


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the principal in excess of 6.1% compounded annually. If the funds are not disbursed by the time that this Note becomes due and payable, the Macquarie Cash Management Trust will return to Liberate the Account funds that have not otherwise been disbursed. Any disbursement of funds will be accompanied by the execution of mutually acceptable security on the investment to be purchased with the funds. The parties agree that if the funds are used in acquiring a residential property in Australia, the Borrower will procure the registered proprietor of the property to provide security in favor of Liberate in the form of a second ranking mortgage over the property, all at the cost of the Borrower (including reasonable attorney's fees, stamp duty and registration fees applicable in Australia) unless the parties agree otherwise. Independent of such security, the Borrower shall be personally liable for payment of this Note.

            6. COLLECTION. If action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with such action.

            7. WAIVER. No previous waiver and no failure or delay by Liberate or the Borrower in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note or the obligations secured thereby. A waiver or modification of any term of this Note or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of Liberate and shall be limited to the express terms of such waiver.

      The Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

            8. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

            9. GOVERNING LAW. This Note shall be construed in accordance with the laws of the State of California, and the parties stipulate to the personal jurisdiction of the state and federal courts for the county of San Mateo, California.


                                            Name of Borrower: Donald Fitzpatrick



                                            /s/ Donald Fitzpatrick
                                            -------------------------
                                            Signature of Borrower
                                            ADDRESS: [****]


[****] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.




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